Exhibit 99.1
MONSTER WORLDWIDE REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

First Quarter Highlights:

•	Cash EBITDA of $19.5 Million Increases Significantly over $8.1 Million in Last Year’s First Quarter

•	Non-GAAP EPS of $0.07 Meets Expectations; GAAP EPS of $0.02

•	Revenue of $157.8 Million Down 1% Sequentially at Constant Currency and Actual Rates

•	European Business Demonstrates Sequential and Year-Over-Year Revenue Growth at Constant Currency

•	New Products Continue to Grow and Contribute 8% to Revenue

•	Repurchased 1.1 Million Shares of Common Stock For a Total of $3 Million; Repurchased $10 Million in Aggregate Principal Amount of Convertible Notes

Weston, MA, May 5, 2016 - Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the first quarter ended March 31, 2016.
Tim Yates, Chief Executive Officer and Chief Financial Officer, stated, “We continue to make steady progress on implementing our All the Jobs, All the People strategy which is improving our value proposition for our customers and job seekers. While results in our North America business in the first quarter were mixed, we have experienced improving trends in our European business for the third consecutive quarter. Additionally, we repurchased both equity and a portion of the convertible notes outstanding, demonstrating our confidence in our business and starting in the second quarter, as previously noted, we will be increasing investments in a couple of targeted product and marketing areas designed to accelerate top line growth. Overall, we are pleased with our earnings performance and cash generation during the quarter, and we remain focused on revenue growth.”
First Quarter 2016 Results
Revenue from continuing operations of $157.8 million decreased 1% sequentially at both constant currency and actual rates, and 7% at constant currency and 9% at actual rates compared to last year’s first quarter. Revenue from the Company’s Careers - North America operations decreased 11% year over year to $109.2 million. Revenue from Careers - International of $48.6 million was flat year over year at constant currency and decreased 4% at actual rates. Historical quarterly revenue data is available in the Company’s supplemental financial information.
Total GAAP operating expenses from continuing operations decreased to $149.4 million compared to $184.9 million in the first quarter of 2015. Net income from continuing operations was $1.8 million, or $0.02 per share, compared to income of $7.4 million, or $0.08 per share, in the comparable quarter in 2015.
Non-GAAP net income from continuing operations was $6.2 million, or $0.07 per share, compared to $6.7 million, or $0.07 per share, in last year’s first quarter. Cash EBITDA grew to $19.5 million compared to $8.1 million in last year’s first quarter. Pro-forma items are described in the "Notes Regarding the Use of Non-GAAP Financial Measures" and are reconciled to the GAAP measure in the accompanying tables.
Net cash used for operating activities was $8.6 million and free cash flow was a negative $18.7 million in the first quarter of 2016. During the quarter the Company announced an adjustment to working capital that impacted net cash in the quarter. Deferred revenue from continuing operations was $270.9 million compared to $279.8 million as of December 31, 2015. The Company ended the 2016 first quarter with total available liquidity of $231.6 million compared to $267.8 million at the end of the previous fourth quarter.
Repurchase Program
In the first quarter of 2016, the Company repurchased 1.1 million shares of the Company’s common stock at a value of $3.0 million. In October 2015, the Board of Directors authorized a $75 million share repurchase program over a period of 24 months. During the first quarter of 2016, the Board authorized the use of funds allocated to the share repurchase program for the repurchase of the Company’s 3.5% convertible notes due in 2019. On March 22, 2016, the Company repurchased $10.0 million in aggregate principal amount of the convertible notes for $9.5 million in cash, plus accrued interest. Dependent on market conditions, the Company will execute the purchase of shares and convertible notes under the authorization as a percentage of future Cash EBITDA and free cash flow, which may be adjusted periodically while retaining a conservative capital position.

Guidance
For the second quarter of 2016, the Company expects Cash EBITDA, which is defined as operating income excluding depreciation, amortization, non-cash impairment and stock-based compensation, to be in the range of $13 million to $18 million. Adjusted EBITDA is expected to be in the range of $15 million to $20 million. The Company stated that Cash EBITDA is its primary profitability metric, however, since the Company has referred to Adjusted EBITDA as a profitability metric in prior periods, this guidance is being provided for the second quarter of 2016.
Non-GAAP earnings per share for the second quarter of 2016 is expected to be in the range of break-even to $0.04, which excludes $2 million to $3 million of stock-based compensation and $1.3 million of non-cash debt discount amortization related to the convertible notes.
For the full year 2016, Cash EBITDA is expected to be in the range of $85 million to $100 million. The Company now expects year-over-year revenue growth in the low-to-mid single digits at constant rates in the fourth quarter of 2016. Historical data on Non-GAAP items is available on the Company’s supplemental financial information.
Conference Call and Webcast
First quarter 2016 results will be discussed on Monster Worldwide’s quarterly conference call on May 5, 2016 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 317-6003 or (412) 317-6061 and reference conference ID# 9266011. A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.
The Company has also made available certain supplemental financial information which can be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.
For a replay of the conference call, please dial (877) 344-7529 or (412) 317-0088 and reference ID# 10084999. This number is valid until midnight on May 12, 2016.

Contacts
Investors:    Bob Jones, (212) 351-7032, bob.jones@monster.com
Media:    Matt Anchin, (212) 351-7528, matt.anchin@monster.com

About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW) is a global leader in connecting people to jobs, wherever they are. For more than 20 years, Monster has helped people improve their lives with better jobs, and employers find the best talent. Today, the Company offers services in more than 40 countries, providing some of the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities. Monster continues its pioneering work of transforming the recruiting industry with advanced technology using intelligent digital, social and mobile solutions, including our flagship website monster.com® and a vast array of products and services. For more information visit http://monster.com/about.

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to Cash EBITDA, Adjusted EBITDA and Non-GAAP earnings per share for the second quarter of 2016, revenue growth for the fourth quarter of 2016, and Cash EBITDA for the full year 2016. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies. The Company believes that its presentation of Non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income, operating margin, income from continuing operations, income from discontinued operations, net of tax, net income, net income attributable to Monster Worldwide, Inc., and diluted earnings per share attributable to Monster Worldwide, Inc. all exclude certain pro-forma items including: non-cash stock based compensation expense; costs incurred in connection with the Company’s restructuring programs; certain separation charges; certain management advisory fees; amortization of the debt discount and deferred financing costs associated with our 3.50% convertible senior notes due 2019; the results of our former South Korean subsidiary as it has been classified as discontinued operations; and gain on partial sale of an equity method investment

In the first quarter of the calendar year 2015, the Company began to utilize a fixed long-term projected Non-GAAP tax rate for reporting operating results and for planning, forecasting, and analyzing future periods. This change provides better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items. When projecting this long-term rate, the Company evaluated a five-year financial projection comprising the current and the next four years that exclude the income tax effects of the Non-GAAP pre-tax items described above, eliminates the effects of non-recurring and period specific items which can vary in size and frequency, and is reflective of the anticipated future geographic mix of income among tax jurisdictions. The projected rate also assumes no new acquisitions or disposals in the five-year period, eliminates the effect of tax valuation allowances, and takes into account other factors including the Company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. The Non-GAAP tax rate is 35%. The Company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, which may include (but are not limited to) for example, significant changes in the geographic earnings mix including future acquisition or disposition activity, having less income than anticipated, or fundamental tax law changes in major jurisdictions where the Company operates.

Non-GAAP diluted shares includes the impact, based on the average share price for the period, of the Company’s outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share, but are expected to mitigate the dilutive effect of the Company’s 3.50% convertible senior notes due 2019.

The Company uses these Non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These Non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Cash EBITDA is defined as income (loss) from continuing operations or net income (loss), as applicable, before income (loss) in equity interests, net, provision for (benefit from) income taxes, interest and other, net, gain on partial sale of equity method investment, depreciation, amortization, non-cash compensation expense and certain non-cash impairment charges. The Company considers Cash EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. Cash EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA is defined as income (loss) from continuing operations or net income (loss), as applicable, before income (loss) in equity interests, net, provision for (benefit from) income taxes, interest and other, net, gain on partial sale of equity method investment, depreciation, amortization, non-cash compensation expense, non-cash impairment charges, costs incurred with the Company’s restructuring programs, and the impact of the pro-forma items discussed above. The Company considers

Adjusted EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. Adjusted EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flows from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a Non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents less total debt. Total available liquidity is defined as cash and cash equivalents, plus unused borrowings under our credit facility. The Company considers net cash and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and total available liquidity are presented herein as Non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenue	$157,787	$172,882
Salaries and related	78,149	89,350
Office and general	41,781	44,794
Marketing and promotion	29,482	30,631
Restructuring and other special charges	—	20,092
Total operating expenses	149,412	184,867
Operating income (loss)	8,375	(11,985)
Gain on partial sale of equity method investment	—	8,849
Interest and other, net	(3,477)	(3,206)
Income (loss) before income taxes and income (loss) in equity interests, net	4,898	(6,342)
Provision for (benefit from) income taxes	3,307	(13,945)
Income (loss) in equity interests, net	250	(220)
Income from continuing operations	1,841	7,383
Income from discontinued operations, net of tax	—	1,806
Net income	1,841	9,189
Net income attributable to noncontrolling interest	—	(1,019)
Net income attributable to Monster Worldwide, Inc.	$1,841	$8,170

Basic earnings per share attributable to Monster Worldwide, Inc.:
Income from continuing operations	$0.02	$0.08
Income from discontinued operations, net of tax	—	0.01
Basic earnings per share attributable to Monster Worldwide, Inc.	$0.02	$0.09

Diluted earnings per share attributable to Monster Worldwide, Inc.:
Income from continuing operations	$0.02	$0.08
Income from discontinued operations, net of tax	—	0.01
Diluted earnings per share atrributable to Monster Worldwide, Inc.	$0.02	$0.09

Weighted average shares outstanding:
Basic	88,922	89,137
Diluted	89,786	91,474

Reconciliation of Income from continuing operations to Cash EBITDA and Adjusted EBITDA:
Income from continuing operations	$1,841	$7,383
(Income) loss in equity interests, net	(250)	220
Provision for (benefit from) income taxes	3,307	(13,945)
Interest and other, net	3,477	3,206
Gain on partial sale of equity method investment	—	(8,849)
Depreciation and amortization of intangibles	10,025	11,490
Stock-based compensation	1,079	4,405
Restructuring non-cash charges	—	4,226
Cash EBITDA	$19,479	$8,136
Advisory fees	1,558	—
Separation charges	417	—
Restructuring and other special charges, less non-cash items	—	15,866
Adjusted EBITDA	$21,454	$24,002

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows (used for) provided by operating activities:
Net income	$1,841	$9,189
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	10,025	11,807
Provision for doubtful accounts	504	323
Stock-based compensation	1,079	4,465
Deferred income taxes	1,636	3,933
Non-cash restructuring charges	—	4,226
(Income) loss in equity interests, net	(250)	220
Gain on partial sale of equity method investment	—	(8,849)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	16,204	(255)
Prepaid and other	312	(4,298)
Deferred revenue	(9,452)	9,946
Accounts payable, accrued liabilities and other	(30,541)	(3,948)
Total adjustments	(10,483)	17,570
Net cash (used for) provided by operating activities	(8,642)	26,759
Cash flows used for investing activities:
Capital expenditures	(10,054)	(7,945)
Investment in kununu US, LLC	(3,000)	—
Dividends received from equity investee and other	—	976
Capitalized patent defense costs	—	(2,263)
Cash received from partial sale of equity investment	—	9,128
Net cash used for investing activities	(13,054)	(104)
Cash flows used for financing activities:
Proceeds from borrowings on credit facilities	—	31,600
Payments on borrowings on credit facilities	—	(31,600)
Payments on borrowings on term loan	(2,569)	(2,250)
Payments on convertible notes	(9,475)	—
Proceeds from partial unwind of capped call, financings fees, and other	122	(997)
Repurchase of common stock	(3,039)	—
Tax withholdings related to net share settlements of restricted stock awards and units	(317)	(5,494)
Net cash used for financing activities	(15,278)	(8,741)
Effects of exchange rates on cash	775	(1,981)
Net (decrease) increase in cash and cash equivalents	$(36,199)	$15,933
Cash and cash equivalents from continuing operations, beginning of period	$167,915	$72,030
Cash and cash equivalents from discontinued operations, beginning of period	—	22,267
Cash and cash equivalents, beginning of period	$167,915	$94,297
Cash and cash equivalents from continuing operations, end of period	$131,716	$84,537
Cash and cash equivalents from discontinued operations, end of period	—	25,693
Cash and cash equivalents, end of period	$131,716	$110,230

Free cash flow:
Net cash (used for) provided by operating activities	$(8,642)	$26,759
Less: Capital expenditures	(10,054)	(7,945)
Free cash flow	$(18,696)	$18,814

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2016	December 31, 2015
Assets:

Cash and cash equivalents	$131,716	$167,915
Accounts receivable, net	244,110	260,518
Property and equipment, net	109,464	110,143
Goodwill and intangibles, net	524,386	524,373
Investment in unconsolidated affiliates	25,039	21,566
Other assets	73,031	70,417
Total Assets	$1,107,746	$1,154,932

Liabilities and Stockholders' Equity:

Accounts payable, accrued expenses and other current liabilities	$108,576	$137,069
Deferred revenue	270,925	279,815
Current portion of long-term debt, net	10,287	9,773
Long-term income taxes payable	37,025	36,348
Long-term debt, net, less current portion	174,156	184,499
Other long-term liabilities	25,304	26,022
Total Liabilities	$626,273	$673,526

Stockholders' Equity	481,473	481,406
Total Liabilities and Stockholders' Equity	$1,107,746	$1,154,932

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31, 2016				Three Months Ended March 31, 2015
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$157,787	$—		$157,787	$172,882	$—		$172,882
Salaries and related	78,149	(1,496)	a	76,653	89,350	(4,405)	a	84,945
Office and general	41,781	(1,558)	c	40,223	44,794	—		44,794
Marketing and promotion	29,482	—		29,482	30,631	—		30,631
Restructuring and other special charges	—	—		—	20,092	(20,092)	b	—
Total operating expenses	149,412	(3,054)		146,358	184,867	(24,497)		160,370
Operating income (loss)	8,375	3,054		11,429	(11,985)	24,497		12,512
Operating margin	5.3%			7.2%	(6.9%)			7.2%
Gain on partial sale of equity method investment	—	—		—	8,849	(8,849)		—
Interest and other, net	(3,477)	1,245	d	(2,232)	(3,206)	1,284	d	(1,922)
Income (loss) before income taxes and income (loss) in equity interests, net	4,898	4,299		9,197	(6,342)	16,932		10,590
Provision for (benefit from) income taxes	3,307	(88)	e	3,219	(13,945)	17,652	e	3,707
Income (loss) in equity interests, net	250	—		250	(220)	—		(220)
Income from continuing operations	1,841	4,387		6,228	7,383	(720)		6,663
Income from discontinued operations, net of tax	—	—		—	1,806	(1,806)	f	—
Net income	1,841	4,387		6,228	9,189	(2,526)		6,663
Net income attributable to noncontrolling interest	—	—		—	(1,019)	1,019		—
Net income attributable to Monster Worldwide, Inc.	$1,841	$4,387		$6,228	$8,170	$(1,507)		$6,663
Diluted earnings per share attributable to Monster Worldwide, Inc.:
Income from continuing operations	$0.02	$0.05		$0.07	$0.08	$(0.01)		$0.07
Income from discontinued operations, net of tax	—	—		—	0.01	(0.01)		—
Diluted earnings per share attributable to Monster Worldwide, Inc.:	$0.02	$0.05		$0.07	$0.09	$(0.02)		$0.07
Weighted average shares outstanding:
Diluted	89,786	—		89,786	91,474	(752)	g	90,722

Note Regarding Non GAAP Adjustments:
The financial information included herein contains certain Non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of Non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
Non GAAP adjustments consist of the following:

a
Costs related to stock based compensation. Additionally, the Company incurred $0.4 million of separation charges in Q1 2016 primarily relating to the reorganization of the sales force in North America.

b	Restructuring related charges pertaining to the "Reallocate to Accelerate" program announced in February 2015.

c	Charges incurred for management advisory fees during Q1 2016.

d	Non-GAAP interest expense related to the debt discount and amortization of the deferred financing costs related to the Company's convertible notes due 2019.

e	The Non-GAAP income tax provision is calculated using a fixed long-term projected Non-GAAP tax rate of 35% as applied to Non-GAAP pre-tax income.

f	Non-GAAP adjustment relates to the sale of our remaining interest in our former subsidiary in South Korea in October 2015, and primarily includes the operations of our former subsidiary.

g
Non-GAAP adjustment includes the impact, based on the average share price for the period, of the Company's outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of the Company's convertible notes due 2019.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

Three Months Ended March 31, 2016	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$109,194	$48,593		$157,787
Operating income (loss) - GAAP	$19,266	$(4,320)	$(6,571)	$8,375
Non GAAP Adjustments	592	225	2,237	3,054
Operating income (loss) - Non GAAP	$19,858	$(4,095)	$(4,334)	$11,429
Cash EBITDA	$26,424	$(1,303)	$(5,642)	$19,479
Non GAAP Adjustments	417	—	1,558	1,975
Adjusted EBITDA	$26,841	$(1,303)	$(4,084)	$21,454
Operating margin - GAAP	17.6%	(8.9)%		5.3%
Operating margin - Non GAAP	18.2%	(8.4)%		7.2%
Cash EBITDA margin	24.2%	(2.7)%		12.3%
Adjusted EBITDA margin	24.6%	(2.7)%		13.6%
Three Months Ended March 31, 2015	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$122,392	$50,490		$172,882
Operating income (loss) - GAAP	$13,338	$(15,425)	$(9,898)	$(11,985)
Non GAAP Adjustments	12,508	9,608	2,381	24,497
Operating income (loss) - Non GAAP	$25,846	$(5,817)	$(7,517)	$12,512
Cash EBITDA	$26,546	$(10,726)	$(7,684)	$8,136
Non GAAP Adjustments	6,831	8,448	587	15,866
Adjusted EBITDA	$33,377	$(2,278)	$(7,097)	$24,002
Operating margin - GAAP	10.9%	(30.6)%		(6.9)%
Operating margin - Non GAAP	21.1%	(11.5)%		7.2%
Cash EBITDA margin	21.7%	(21.2)%		4.7%
Adjusted EBITDA margin	27.3%	(4.5)%		13.9%